UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2016

LSC COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-37729	36-4829580
(Commission File Number)	(IRS Employer Identification No.)

35 West Wacker Drive,
Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

(312) 326-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

LSC Communications, Inc. Credit Agreement

On September 30, 2016 (the “Financing Closing Date”), LSC Communications, Inc. (“the Company” or “LSC”) entered into a Credit Agreement (the “Credit Agreement”) by and among LSC, the lenders party thereto from time to time and Bank of America, N.A., as administrative agent and as collateral agent (in such capacities, the “Administrative Agent” or the “Collateral Agent”, as applicable). The Credit Agreement provides for (i) a new senior secured term loan B facility in an aggregate principal amount of $375.0 million (the “Term Loan Facility”) and (ii) a new first lien senior secured revolving credit facility in an aggregate principal amount of $400.0 million (the “Revolving Credit Facility,” and, together with the Term Loan Facility, the “Credit Facilities”). The Term Loan Facility will mature seven years from the Financing Closing Date, and the Revolving Credit Facility will mature five years from the Financing Closing Date.

Incremental Facilities

Subject to customary conditions and restrictions, the Company may add one or more incremental term loan facilities under the Term Loan Credit Facility and/or increase commitments under the Revolving Credit Facility (collectively, the “Incremental Facilities”) in an aggregate principal amount not to exceed the greater of (x) $50.0 million and (y) any other amount so long as the consolidated secured leverage ratio, calculated on a pro forma basis, is equal to or less than 2.00 to 1.00.

Use of Proceeds

The Company intends to use certain of the proceeds from the Credit Facilities to fund a distribution to RR Donnelley in connection with the spin off, as described below under the caption “Agreements with RR Donnelley and Donnelley Financial Solutions, Inc.”, and will use the remainder of the proceeds (i) to pay fees and expenses related to the spin off from RR Donnelley, borrowings under the Credit Facilities and any related transactions and (ii) for general corporate purposes, including the financing of permitted investments.

Interest Rates

The interest rate per annum applicable to the term loans under the Credit Facilities is equal to, at the Company’s option, either a base rate plus a margin of 5.00% or LIBOR plus a margin of 6.00%. The interest rate per annum applicable to revolving loans under the Revolving Credit Facility is equal to a base rate plus a margin ranging from 1.75% to 2.25%, or LIBOR plus a margin ranging from 2.75% to 3.25%, in either case based upon the consolidated leverage ratio of the Company and its restricted subsidiaries. The LIBOR rate with respect to the Term Loan Facility is subject to a “floor” of 1%. In addition, the Company will pay a facility fee on the average daily amount of the total revolving commitments regardless of usage, ranging from 0.375% to 0.50%, based upon the consolidated leverage ratio of the Company and its restricted subsidiaries.

Amortization

The Term Loan Facility will amortize in quarterly installments of $12.5 million for first eight quarters, and $10.625 million for subsequent quarters. The Term Loan Facility is subject to standard mandatory prepayment provisions including (i) 100% of the net cash proceeds in excess of $10.0 million from any asset disposition or casualty event by or with respect to the Company or any of its restricted subsidiaries (the “Guarantors”), (ii) 100% of the net cash proceeds from the issuance or incurrence after the Financing Closing Date of additional debt of the Company or any Guarantor, and (iii) 50% of annual excess cash flow of the Company and its restricted subsidiaries, subject to customary exceptions and limitations.

Guarantees and Security

The Credit Facilities will be fully and unconditionally guaranteed, jointly and severally on a senior secured basis by certain direct and indirect material subsidiaries of the Company (the “Guarantors”). The Credit Facilities are not guaranteed by LSC’s foreign subsidiaries or unrestricted subsidiaries.

The Credit Facilities are secured by: (a) a perfected first priority pledge of the equity interests of each wholly-owned restricted subsidiary directly held by the Company or any Guarantor, subject to certain restrictions, and (b) perfected first priority security interests in, and mortgages on, substantially all owned real property and all other tangible and intangible personal property of the Company and each Guarantor, subject to certain restrictions, in each case subject to certain exceptions and permitted liens (the “Collateral”).

On the Financing Closing Date, LSC, the Guarantors and the Collateral Agent entered into a security agreement (the “Security Agreement”), which created and established the terms of the security interests that secure the Credit Facilities. On the Financing Closing Date, LSC, the Guarantors, the Collateral Agent and the collateral agent under the Notes (as defined below) entered into an intercreditor agreement (the “Intercreditor Agreement”), that governs all arrangements in respect of the priority of the security interests in the Collateral among the parties to the Credit Agreement and the Indenture (as defined below).

Ranking

The Credit Facilities and the related guarantees constitute senior secured obligations of the Company and the Guarantors, respectively, secured by the Collateral, and rank equally in right of payment with all of the Company and the Guarantors’ existing and future senior debt that is not subordinated and rank senior in right of payment to all of the Company and the Guarantors’ future senior subordinated and subordinated debt. The proceeds of any collection or other realization of Collateral received in connection with the exercise of remedies and any distribution in respect of Collateral in any bankruptcy proceeding will be applied first to repay amounts due under the Revolving Credit Facility, before the lenders under the Term Loan Facility or the holders of the Notes (as defined below) receive such proceeds.

Covenants

The Credit Facilities contain certain covenants applicable to the Company and its restricted subsidiaries, including financial maintenance covenants and limitations on: (1) liens; (2) indebtedness; (3) fundamental changes; (4) disposition of property; (5) restricted payments; (6) transactions with affiliates; (7) changes in fiscal periods; (8) sales and leasebacks; (9) subsidiary distributions, (10) investments, (11) restrictive agreements, (12) amendments of certain documents, and (13) line of business. Each of these covenants is subject to important exceptions and qualifications.

Events of Default

The Credit Facilities also contain certain customary events of default, including, but not limited to: (i) failure to pay principal, interest or other amounts after a grade period; (ii) any representation or warranty proving to have been incorrect in any material respect when made; (iii) failure to perform or observe covenants or other terms of the Credit Agreement subject to certain grace periods; (iv) a cross-default and cross-acceleration with certain other material debt; (v) bankruptcy or other insolvency events of the Company or its material restricted subsidiaries; (vi) certain defaults under ERISA; and (vii) invalidity or impairment of security documents.

The foregoing summary of the Credit Agreement is qualified in its entirety by reference to actual Credit Agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference.

$450.0 million aggregate principal amount of 8.750% Senior Secured Notes due 2023

On the Financing Closing Date, the Company completed an offering of $450.0 million aggregate principal amount of its 8.750% senior secured notes due 2023 (the “Notes”). Net proceeds from the offering of the Notes (the “Notes Offering”) were distributed to RR Donnelley, in the form of a dividend. The Company did not retain any proceeds from the Notes Offering.

The Notes were issued pursuant to an indenture, dated as of September 30, 2016 (the “Indenture”), among the Company, certain wholly-owned domestic subsidiaries of the Company (the “Guarantors”), and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”).

The Notes were sold in a private transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A under the Securities Act and to non-U.S. persons outside of the United States pursuant to Regulation S under the Securities Act. Accordingly, the Notes and the related guarantees will not be registered under the Securities Act and the Notes and the related guarantees may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The Notes bear interest at a rate of 8.750% and mature on October 15, 2023. Interest is payable on the Notes on April 15 and October 15 of each year, commencing on April 15, 2017.

Guarantees and Security

The Notes are fully and unconditionally guaranteed, on a senior secured basis, jointly and severally, by the Guarantors, which are comprised of each of the Company’s existing and future direct and indirect wholly-owned U.S. subsidiaries that guarantee the Company’s obligations under its Senior Secured Credit Facilities. The Notes are not guaranteed by the Company’s foreign subsidiaries or unrestricted subsidiaries.

The Notes, and the related guarantees, together with borrowings under the Senior Secured Credit Facilities, are secured on a first-priority lien basis by the Collateral, subject to certain exceptions and permitted liens.

On the Financing Closing Date, the Company, the Guarantors and the Collateral Agent entered into a security agreement (the “Notes Security Agreement”), which created and established the terms of the security interests that secure the Notes and the guarantees. On the Financing Closing Date, the Company, the Guarantors, the Collateral Agent and the collateral agent under the Senior Secured Credit Facilities entered into an intercreditor agreement (the “Intercreditor Agreement”), that governs all arrangements in respect of the priority of the security interests in the Collateral among the parties to the Indenture and the parties to the Senior Secured Credit Facilities.

Under the terms of the Notes Security Agreement and the Intercreditor Agreement, the proceeds of any collection, sale, disposition or other realization of collateral received in connection with the exercise of remedies and any distributions in respect of the collateral in a bankruptcy, insolvency, reorganization or similar proceedings will be applied to repay the Company’s First-Out Debt (as defined under the Indenture), including amounts due under the Company’s Revolving Credit Facility, before the holders of the Notes receive such proceeds.

Ranking

The Notes and the related guarantees constitute senior secured obligations of the Company and the Guarantors, respectively, secured by the Collateral, and rank equally in right of payment with all of the Company and the Guarantors’ existing and future senior debt that is not subordinated and rank senior in right of payment to all of the Company and the Guarantors’ future senior subordinated and subordinated debt; provided that the proceeds of any collection or other realization of Collateral received in connection with the exercise of remedies and any distribution in respect of Collateral in any bankruptcy proceeding will be applied first to repay amounts due under the Company’s First-Out Debt, before the holders of the Notes receive such proceeds. The Notes and the related guarantees are effectively subordinated to all of the Company and the Guarantors’ existing and future debt secured by assets other than the Collateral securing the Notes to the extent of the value of the assets securing such debt and effectively senior to any of the Company or the Guarantors’ future senior unsecured or junior lien obligations to the extent of the value of the Collateral securing the Notes. The Notes and the related guarantees are structurally subordinated to all existing and future liabilities of the Company’s subsidiaries that do not guarantee the notes.

Covenants

The Indenture governing the Notes contains certain covenants applicable to the Company and its restricted subsidiaries, including limitations on: (1) liens; (2) indebtedness; (3) mergers, consolidations and acquisitions; (4) sales, transfers and other dispositions of assets; (5) loans and other investments; (6) dividends and other distributions, stock repurchases and redemptions and other restricted payments; (7) restrictions affecting subsidiaries; (8) transactions with affiliates; and (9) designations of unrestricted subsidiaries. Each of these covenants is subject to important exceptions and qualifications. In addition, many of the restrictive covenants will not apply to the Company and its restricted subsidiaries during any period when the Notes are rated investment grade by both Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc., or, in certain circumstances, another rating agency selected by the Company, provided at such time no default under the Indenture has occurred and is continuing.

Events of Default

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include, among others, nonpayment, breach of covenants in the Indenture, defaults in payment of certain other indebtedness and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare the principal of and unpaid interest on all of the Notes to be due and payable immediately.

Redemption

At any time prior to October 15, 2019, the Company may redeem the Notes in whole or in part at a redemption price equal to 100% of the principal amount of the Notes plus the “applicable premium” set forth in the Indenture. At any time on or after October 15, 2019, the Company may redeem the Notes in whole or in part at a redemption price equal to 106.563% of the principal amount thereof (plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date)), declining annually to 100% of the principal amount thereof (plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date)) beginning on October 15, 2022.

In addition, at any time before October 15, 2019, the Company may, at its option, redeem up to 40% of the aggregate principal amount of the Notes at a redemption price of 108.750% of the principal amount of the notes, plus accrued and unpaid interest, if any, to the date of redemption, with the proceeds from certain equity issuances; provided, however, that (1) at least 50% of the aggregate principal amount of Notes issued on the issue date of the Offering (excluding Notes held by the Company and its subsidiaries) remains outstanding immediately after the occurrence of such redemption and (2) the redemption occurs within 120 days of the consummation of any such equity issuances. If the Company experience specific kinds of changes of control, the Company may be required to offer to repurchase all of the Notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date.

The foregoing summary of the Indenture is qualified in its entirety by reference to the actual Indenture, attached hereto as Exhibit 4.2 and incorporated by reference herein.

Agreements with RR Donnelley and Donnelley Financial Solutions, Inc.

On October 1, 2016, effective at 12:01 a.m. ET, RR Donnelley distributed 80.75 percent of the outstanding common stock of the Company and 80.75 percent of the outstanding common stock of Donnelley Financial Solutions, Inc. (“Donnelley Financial”) to RR Donnelley stockholders (the “Distributions”). The Distributions are part of a series of transactions, following which the Company and Donnelley Financial became public companies and RR Donnelley retained a 19.25 percent continuing stock ownership interest in each of LSC and Donnelley Financial (the “Separation”). For purposes of governing the ongoing relationships between the Company, RR Donnelley and Donnelley Financial and to provide for an orderly transition, the Company, RR Donnelley and Donnelley Financial entered into the agreements described below prior to the Distributions.

The Separation and Distribution Agreement, dated as of September 14, 2016, by and among the Company, RR Donnelley and Donnelley Financial, attached hereto as Exhibit 2.1, effected the distribution of the Company’s common stock and the distribution of Donnelley Financial’s common stock to RR Donnelley’s common stockholders. This agreement also governs the Company’s relationships with RR Donnelley and Donnelley Financial with respect to pre-Separation matters and provides for the allocation of employee benefit, litigation and other liabilities and obligations attributable to periods prior to the Separation. The Separation and Distribution Agreement also includes an agreement that the Company, RR Donnelley and Donnelley Financial will provide each other with appropriate indemnities with respect to liabilities arising out of the businesses being distributed and retained by RR Donnelley in the Separation. The Separation and Distribution Agreement also addresses employee compensation and benefits matters.

The Transition Services Agreement, dated as of September 14, 2016, between the Company and RR Donnelley, attached hereto as Exhibit 2.2, and the Transition Services Agreement, dated as of September 14, 2016, between the Company and Donnelley Financial, attached hereto as Exhibit 2.3, under which, in exchange for the fees specified in such agreements, RR Donnelley and Donnelley Financial agree to provide certain services to the Company and the Company agrees to provide certain services to RR Donnelley and Donnelley Financial, respectively, for up to 24 months following the Separation. These services include, but are not limited to, tax, information technology, treasury, internal audit, human resources, accounting, purchasing, communications, security and compensation and benefits.

The Tax Disaffiliation Agreement, dated as of September 14, 2016, between the Company and RR Donnelley, attached hereto as Exhibit 2.4, allocates responsibility for taxes between the Company and RR Donnelley and includes indemnification rights with respect to tax matters and restrictions to preserve the tax-free status of the Separation.

The Patent Assignment and License Agreement, dated as of September 27, 2016, between LSC Communications US, LLC (“LSC US LLC”) and RR Donnelley, attached hereto as Exhibit 2.5, provides for the ownership, licensing and other arrangements regarding the patents that the Company and RR Donnelley use in conducting their respective businesses.

The Trademark Assignment and License Agreement, dated as of September 27, 2016, between LSC US LLC and RR Donnelley, attached hereto as Exhibit 2.6, provides for the ownership, licensing and other arrangements regarding the trademarks that the Company and RR Donnelley use in conducting their respective businesses.

The Data Assignment and License Agreement, dated as of September 27, 2016, between LSC US LLC and RR Donnelley, attached hereto as Exhibit 2.7, provides for the ownership, licensing and other arrangements regarding the data that the Company and RR Donnelley use in conducting their respective businesses.

The Software, Copyright and Trade Secret Assignment and License Agreement, dated as of September 27, 2016, between LSC US LLC and RR Donnelley, attached hereto as Exhibit 2.8, provides for the ownership, licensing and other arrangements regarding certain copyrights, trade secrets and software that the Company and RR Donnelley use in conducting their respective businesses.

The Stockholder and Registration Rights Agreement, dated as of September 14, 2016, between the Company and RR Donnelley, attached hereto as Exhibit 4.1, relates to the 19.25 percent continuing stock ownership interest in the Company retained by RR Donnelley.

The Company has also entered into commercial and other arrangements and agreements with RR Donnelley and Donnelley Financial. These include, among other things, arrangements for the provision of services, including logistics and premedia services, and access to technology.

For a further description of the above agreements refer to the Information Statement filed as Exhibit 99.1 to Amendment No. 8 of the Company’s registration statement on Form 10 filed with the Securities and Exchange Commission (“SEC”) on September 20, 2016 (the “Form 10”) and such information is incorporated into this Item 1.01 by reference.

Item 2.01.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 30, 2016, the Company entered into the Credit Agreement and issued the Notes. Information with respect to the Credit Agreement and the Notes is set forth under Item 1.01 under the captions “LSC Communications, Inc. Credit Agreement” and “$450.0 million aggregate principal amount of 8.750% Senior Secured Notes due 2023” and is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

On September 30, 2016 and simultaneously with the effectiveness of the amended and restated certificate of incorporation of the Company (the “Amended and Restated Certificate of Incorporation”) that increased the number of authorized shares of common stock from 100 to 65,000,000, the Company effected a recapitalization of the 100 shares of common stock issued and outstanding, which recapitalized converted such 100 shares into 32,430,139 shares of common stock, par value $0.01. No additional consideration was delivered.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Changes in Directors

On September 30, 2016, effective as of 11:59 p.m. Eastern Time, the following directors of the Company tendered their resignations as directors of the Company: Suzanne S. Bettman and Daniel N. Leib.

Effective on October 1, 2016, the Board of Directors of the Company (the “Board”) increased the number of directors from four to nine and the following individuals were appointed to the Board in such class of directors as specified, to fill the vacancies created by the foregoing resignations and increase in number of directors (or in the case of Mssrs. Quinlan and Palmer, solely to assign them to such director class) and to serve in such capacity until such time as specified for each class in the Amended and Restated Certificate of Incorporation, and/or until such time as their successors are duly elected and qualify:

Thomas J. Quinlan III	Class I
Judith H. Hamilton	Class III
M. Shan Atkins	Class I
Margaret A. Breya	Class I
Francis J. Jules	Class III
Thomas F. O’Toole	Class II
Richard K. Palmer	Class III
Douglas W. Stotlar	Class II
Shivan S. Subramaniam	Class II

Information concerning these individuals, including biographical and compensation information, is included in the Form 10 and such information is incorporated into this Item 5.02 by reference.

On October 1, 2016, Mr. Quinlan was appointed as the Chairperson of the Board and Ms. Hamilton was appointed as Lead Director. The Board determined that each non-employee director is independent under the rules of both the New York Stock Exchange (“NYSE”) and the SEC.

Ms. Breya, Mr. Stotlar, Mr. Palmer and Mr. Subramaniam were appointed to serve as members of the Audit Committee of the Board. Mr. Palmer was appointed as the Chairperson of the Audit Committee. The Board has determined that (i) each member of the Audit Committee is financially literate as required by the NYSE and is independent within the meaning of the rules of both the NYSE and the SEC; (ii) each of Mr. Stotlar, Mr. Palmer and Mr. Subramaniam has the requisite attributes of an “audit committee financial expert” as defined by the regulations promulgated by the SEC and that such attributes were acquired through relevant education and/or experience; (iii) that each of Mr. Palmer and Mr. Subramaniam has “accounting or related financial management expertise” as required by the rules of the NYSE and is able to read and understand fundamental financial statements, including balance sheets, income statements and cash flow statements; and (iv) each member of the Audit Committee has not participated in the preparation of the financial statements of the Company or any subsidiaries at any time during the previous three years.

Ms. Atkins, Ms. Breya, Ms. Hamilton, Mr. O’Toole and Mr. Subramaniam were appointed to serve as members of the Corporate Responsibility and Governance Committee of the Board. Ms. Hamilton was appointed as the Chairperson of the Corporate Responsibility and Governance Committee. The Board has determined that each member of the Corporate Responsibility and Governance Committee is “independent” for purposes of serving on the Corporate Responsibility and Governance Committee within the meaning of the NYSE listing rules.

Ms. Atkins, Mr. Jules, Mr. O’Toole and Mr. Stotlar were appointed to serve as members of the Human Resources Committee of the Board. Mr. Jules was appointed as the Chairperson of the Human Resources Committee. The Board has determined that each member of the Human Resources Committee is “independent” for purposes of serving on the Human Resources Committee within meaning of the NYSE listing rules.

Changes in Executive Officers

On October 1, 2016, the following individuals were designated to serve as executive officers of the Company:

Thomas J. Quinlan III	Chairman and Chief Executive Officer
Suzanne S. Bettman	Chief Administrative Officer and General Counsel
Andrew B. Coxhead	Chief Financial Officer
Kent A. Hansen	Controller and Chief Accounting Officer
Richard T. Lane	Chief Strategy and Supply Chain Officer

Effective October 1, 2016, Ms. Bettman no longer serves as President and Mr. Coxhead no longer serves as Secretary and Treasurer. Further information concerning these individuals, including biographical and certain compensation information, is included in the Form 10 and such information is incorporated into this Item 5.02 by reference.

On September 30, 2016, the Board adopted the 2016 LSC Communications, Inc. Performance Incentive Plan, LSC Communications, Inc. Non-Employee Director Compensation Plan and LSC Communications Nonqualified Deferred Compensation Plan, all in the form attached to and as described in the Form 10. The 2016 LSC Communications, Inc. Performance Incentive Plan, LSC Communications, Inc. Non-Employee Director Compensation Plan and LSC Communications Nonqualified Deferred Compensation Plan are attached hereto, as applicable, as Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, and are incorporated into this Item 1.01 by reference.

Effective October 1, 2016, the Company entered into the Assignment of Employment Agreement and Acceptance of Assignment between the Company, RR Donnelley and Thomas J. Quinlan III, Assignment of Employment Agreement and Acceptance of Assignment between the Company, RR Donnelley and Andrew B. Coxhead, Assignment of Employment Agreement and Acceptance of Assignment between the Company, RR Donnelley and Suzanne S. Bettman, all in the form attached to and as described in the Form 10. Effective October 1, 2016, the Company also entered into the Assignment of Employment Agreement and Acceptance of Assignment between the Company, RR Donnelley and Richard T. Lane. The above assignments and acceptances are attached hereto, as applicable, as Exhibit 10.5, Exhibit 10.6, Exhibit 10.7 and Exhibit 10.8, respectively, and are incorporated into this Item 5.02 by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 30, 2016, the Company filed with the Secretary of State of the State of Delaware the Amended and Restated Certificate of Incorporation to amend and restate its certificate of incorporation, effective as of 5:00 p.m. Eastern Time on September 30, 2016, as described in the Form 10. Also on September 30, 2016, the Company amended and restated its by-laws (the “Amended and Restated By-Laws”), effective as of 5:00 p.m. Eastern Time on September 30, 2016, as described in the Form 10.

The above descriptions are qualified in their entirety by reference to the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws, which are attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and incorporated into this Item 5.03 by reference.

Item 7.01.	Regulation FD Disclosure.

On October 3, 2016, the Company announced the completion of the Separation. The Company’s press release is furnished as Exhibit 99.1 to this Current Report.

Information under this Item 7.01, including information set forth in Exhibit 99.1, is deemed to be furnished and not filed.

Item 8.01.	Other Events.

On September 29, 2016, in connection with the separation of the Company from RR Donnelley, the Company’s outside tax counsel delivered a tax opinion to RR Donnelley in the form previously attached to the Form 10. A copy of such opinion is filed as Exhibit 8.1 hereto and incorporated into this Item 8.01 by reference.

On October 1, 2016, the Board announced that the 2017 Annual Meeting of the Company’s stockholders will be held on May 18, 2017. Additional information regarding the time, location and record dates will be announced by the Company in 2017.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1	Separation and Distribution Agreement, dated as of September 14, 2016, by and among R. R. Donnelley & Sons Company, LSC Communications, Inc. and Donnelley Financial Solutions, Inc.

2.2	Transition Services Agreement, dated as of September 14, 2016, between LSC Communications, Inc. and R. R. Donnelley & Sons Company

2.3	Transition Services Agreement, dated as of September 14, 2016, between LSC Communications, Inc. and Donnelley Financial Solutions, Inc.

2.4	Tax Disaffiliation Agreement, dated as of September 14, 2016, between LSC Communications, Inc. and R. R. Donnelley & Sons Company

2.5	Patent Assignment and License Agreement, dated as of September 27, 2016, between LSC Communications US, LLC and R. R. Donnelley & Sons Company

2.6	Trademark Assignment and License Agreement, dated as of September 27, 2016, between LSC Communications US, LLC and R. R. Donnelley & Sons Company

2.7	Data Assignment and License Agreement, dated as of September 27, 2016, between LSC Communications US, LLC and R. R. Donnelley & Sons Company

2.8	Software, Copyright and Trade Secret Assignment and License Agreement, dated as of September 27, 2016, between LSC Communications US, LLC and R. R. Donnelley & Sons Company

3.1	Amended and Restated Certificate of Incorporation of LSC Communications, Inc.

3.2	Amended and Restated By-laws of LSC Communications, Inc.

4.1	Stockholder and Registration Rights Agreement, dated as of September 14, 2016, between LSC Communications, Inc. and R. R. Donnelley & Sons Company

4.2	Indenture, dated as of September 30, 2016, among LSC Communications, Inc., the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as Trustee and as Collateral Agent

8.1	Tax Opinion of Sullivan & Cromwell LLP, dated as of September 29, 2016

10.1	Amended And Restated Credit Agreement, dated as of September 30, 2016, among R.R. Donnelley & Sons Company, the guarantors party thereto, Bank Of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, Citigroup Global Markets Inc. and JPMorgan Chase Bank, N.A., as Co-Syndication Agents

10.2	2016 LSC Communications, Inc. Performance Incentive Plan

10.3	LSC Communications, Inc. Non-Employee Director Compensation Plan

10.4	LSC Communications, Inc. Nonqualified Deferred Compensation Plan, dated as of September 22, 2016

10.5	Assignment of Employment Agreement and Acceptance of Assignment, dated as of September 29, 2016, between LSC Communications, Inc., R. R. Donnelley & Sons Company and Thomas J. Quinlan III

10.6	Assignment of Employment Agreement and Acceptance of Assignment, dated as of September 29, 2016, between LSC Communications, Inc., R. R. Donnelley & Sons Company and Andrew B. Coxhead

10.7	Assignment of Employment Agreement and Acceptance of Assignment, dated as of September 29, 2016, between LSC Communications, Inc., R. R. Donnelley & Sons Company and Suzanne S. Bettman

10.8	Assignment of Employment Agreement and Acceptance of Assignment, dated as of September 30, 2016, between LSC Communications, Inc., R. R. Donnelley & Sons Company and Richard T. Lane

99.1	Press Release, dated as of October 3, 2016, of LSC Communications, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSC Communications, Inc.
Date: October 3, 2016	By:	/s/ Suzanne S. Bettman
	Name:	Suzanne S. Bettman
	Title:	Secretary; Chief Compliance Officer; General Counsel